Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                 NORCISAPRIDE DEVELOPMENT AND LICENSE AGREEMENT


                  THIS NORCISAPRIDE DEVELOPMENT AND LICENSE AGREEMENT ("Agreement") is made and entered into as of the 20th day of July, 1998 by and between SEPRACOR INC. ("Sepracor"), a Delaware corporation which has offices at 111 Locke Drive, Suite 2, Marlborough, Massachusetts, and JANSSEN PHARMACEUTICA N.V. ("Janssen"), a Belgian company which has offices at Turnhoutseweg 30, B-2340 Beerse, Belgium.

                  WHEREAS, Sepracor and Janssen (the "Parties") each possesses certain intellectual property rights relating to norcisapride;

                  WHEREAS, Janssen desires to engage in research, development, marketing, and sale of pharmaceutical products involving a norcisapride enantiomer as an active ingredient;

                  WHEREAS, Sepracor desires to grant, and Janssen desires to acquire, a license under the intellectual property rights owned by Sepracor relating to (+) norcisapride and (-) norcisapride; and

                  WHEREAS, the Parties have on 12 June 1998 executed a Letter of Intent related to such license.

                  NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:


1.       DEFINITIONS

         As used herein, the following terms shall have the following definitions.

                  1.1 Affiliates. "Affiliates" of a Party hereto shall mean: (i) companies the majority of whose voting shares are now or hereafter owned or controlled directly or indirectly by such Party; (ii) companies which now or hereafter own or control directly or indirectly a majority of the voting shares of such Party; and (iii) companies a majority of whose voting shares are now or hereafter owned or controlled directly or indirectly by any company mentioned in
(i) or (ii) of this definition. A company shall be considered an "Affiliate" only for so long as such


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ownership or control exists. For the purposes of this definition, partnerships or similar entities where a majority-in-interest of its partners or owners are a Party hereto and/or Affiliates of such Party shall also be deemed to be Affiliates of such Party. For the purpose hereof "majority" shall mean fifty percent (50%) or more.

                  1.2 Business Day. "Business Day" shall mean a day on which banks are open for business in both Marlborough, Massachusetts and Beerse, Belgium.

                  1.3 Business Information. "Business Information" shall mean all information relating to the business of a Party which is disclosed by that Party to the other prior to the termination or expiration of this Agreement.

                  1.4 Combination Product. "Combination Product" shall mean a Product which comprises two or more active ingredients at least one of which is not Compound.

                  1.5 Compound. "Compound" shall mean the dextrorotatory (+) optical isomer and/or the levorotatory (-) optical isomer of the compound 4-amino-5-chloro-N-(3-methoxy-4-piperidinyl)-2-methoxybenzamide, which optical isomers are sometimes referred to as (+) norcisapride and (-) norcisapride, respectively, and any salts, crystal polymorphs, clathrates, metabolites and other non-covalent derivatives thereof.

                  1.6 Confidential Information. "Confidential Information" shall mean those parts of Business Information and those parts of the Technical Information, whether written or oral, which are (i) not publicly known and (ii) annotated as "confidential" or "proprietary" either at the time of disclosure or, in the case of an oral disclosure, by a written instrument provided by a Party within thirty (30) days of its oral disclosure of such Business or Technical Information to the other Party (the "receiving Party").

                  1.7 Dollars. "Dollars" or "$" shall mean lawful money of the United States in immediately available funds.

                  1.8 Effective Date. "Effective Date" shall mean the latest of
(a) the date on which Sepracor executes this Agreement and (b) the date on which Janssen executes this Agreement.

                  1.9 FDA. "FDA" shall mean the United States Food and Drug Administration.

                  1.10 Improvement Patent. "Improvement Patent" shall mean any patent or patent application (except Sepracor Basic Patent Rights described in Section 1.22) and all continuations, divisions, extensions including supplementary protection


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certificates, reissues, foreign equivalents or counterparts, and other filings thereof, containing claims that cover an enhancement in the formulation, ingredients, preparation, presentation, means of delivery, dosage, packaging of, manufacture, or any new or expanded therapeutic indication(s) for, Product developed prior to or during the term of this Agreement by or on behalf of Sepracor.

                  1.11 Janssen Net Invoice Price. "Janssen Net Invoice Price" shall mean, on a country-by-country basis, the invoiced sale price of Janssen, its Affiliates or its Permitted Sublicensees or assigns for Product to third parties, ex works the manufacturing facility for such Product, excluding: [**].

         Notwithstanding the first paragraph of this Section 1.11, [**]; provided, however, in no event shall [**].

                  1.12 Janssen Patent Rights. "Janssen Patent Rights" shall mean the patents and patent applications listed on Exhibit 1.12 hereto, and all continuations, divisions, extensions including supplementary protection certificates, reissues, foreign equivalents or counterparts, and other filings thereof.

                  1.13 Janssen Technical Information. "Janssen Technical Information" shall mean Technical Information which is now in (or hereafter, during the term of this Agreement, comes into) the possession of Janssen, which it is allowed to disclose and which relates specifically to the manufacture, sale, distribution, registration, use or testing of Compound or Product.

                  1.14 Licensed Technology. "Licensed Technology" shall mean the Sepracor Patent Rights and Sepracor Technical Information.

                  1.15 NDA. "NDA" shall mean a New Drug Application for Product in the United States and its equivalents outside the United States.

                  1.16 Net Sales. "Net Sales" of a Product shall mean the sum of all Janssen Net Invoice Prices for such Product.

                  1.17 OTC Product. "OTC Product" shall mean: (a) within the United States, any and all over-the-counter pharmaceutical products (including Combination Products) comprising Compound as an active ingredient; and (b) outside the United States, any and all products (including combination products) comprising Compound as an active ingredient and of which the legal status is a non-prescription medicine.


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                  1.18 Payment Period. "Payment Period" shall mean each of the calendar quarters as defined in the Johnson & Johnson universal calendar, as specified in Exhibit 1.18 hereto as amended by Janssen each subsequent year.

                  1.19 Permitted Sublicensee. "Permitted Sublicensee" shall mean the holder of any sublicense granted pursuant to Section 2.2.

                  1.20 Product. "Product" shall mean OTC Product and Rx Product.

                  1.21 Rx Product. "Rx Product" shall mean any and all prescription pharmaceutical products (including Combination Products) comprising Compound as an active ingredient.

                  1.22 Sepracor Basic Patent Rights. "Sepracor Basic Patent Rights" shall mean the patents and patent applications listed on Exhibit 1.22 hereto, and all continuations, divisions, extensions including supplementary protection certificates, reissues, foreign equivalents or counterparts, and other filings thereof.

                  1.23 Sepracor Patent Rights. "Sepracor Patent Rights" shall mean Sepracor Basic Patent Rights and Improvement Patents.

                  1.24 Sepracor Technical Information. "Sepracor Technical Information" shall mean Technical Information which is now in (or hereafter, during the term of this Agreement, comes into) the possession of Sepracor, which it is allowed to disclose and which relates specifically to the manufacture, sale, distribution, registration, use or testing of Compound or Product.

                  1.25 Technical Information. "Technical Information" shall mean all technical and scientific know-how and information, pre-clinical and clinical trial results, computer programs, knowledge, technology, means, methods, processes, practices, formulas, techniques, procedures, technical assistance, designs, drawings, apparatus, written and oral representations of data, specifications, assembly procedures, schematics and other valuable information of whatever nature, whether confidential or not, and whether proprietary or not.


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                  1.26 Valid Claim. "Valid Claim" shall mean, with respect to a country, a claim of any patent application or unexpired patent in such country which shall not have been irrevocably and finally withdrawn, cancelled, or disclaimed, nor held invalid by a court of competent jurisdiction or other authorized tribunal in an unappealed or unappealable decision; provided, however, that with respect to an Improvement Patent the term "Valid Claim" shall [**]. For the purposes of royalty determination and payment under Article 4 hereof, [**]. For the purposes of this Section 1.26,[**].

         A Valid Claim shall be deemed to cover a Product if such Valid Claim is infringed by the manufacture, use, sale, or offer for sale of such Product according to the established principles of patent claim interpretation in the jurisdiction where such Valid Claim is applied. A Valid Claim that covers the use of Compound of Product for an indication recited in the approved label for Product shall be deemed to cover Product.


2.       GRANT

         Subject to all of the terms and conditions set forth in this Agreement:

                  2.1      Licensing of Rights.

                           (a)      Sepracor hereby grants to Janssen an
exclusive (exclusive even as to Sepracor and its Affiliates) worldwide right and license during the term of this Agreement to develop, make, have made, use, and sell Compound and Product under the Sepracor Patent Rights and the Sepracor Technical Information.

                           (b)      As soon as practical after the Effective
Date, but in no event later than thirty (30) days after the Effective Date, Sepracor shall provide to Janssen, at no additional cost to Janssen, all Sepracor Technical Information.

                  2.2      Right to Sublicense.

                           (a)      Janssen shall have the right to sublicense
any of the rights and licenses granted hereunder with Sepracor's prior written consent


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(such consent not to be unreasonably withheld), so long as Janssen remains responsible to Sepracor under this Agreement and each such sublicensee confirms in writing to Janssen that it agrees to be bound by all of the terms and conditions contained in this Agreement. Notwithstanding the above, Janssen shall have the right, without the consent of Sepracor, to grant sublicenses to Affiliates.

                           (b)    Notwithstanding Section 2.2(a) above, Product
may be sold by Janssen through its distributors or agents in any country.

                  2.3 No Rights by Implication. No rights or licenses with respect to Licensed Technology are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

                  2.4 Government Filings. To the extent necessary, each of Sepracor and Janssen shall cooperate with one another to the extent necessary in the preparation of any submissions that may be required to be made to government agencies with respect to the transactions contemplated by this Agreement. Each Party shall be responsible for its own costs, expenses, and filing fees associated with any such submissions.


3.       JANSSEN'S OBLIGATIONS

                  3.1      Product Development, Registration, and
Commercialization.

                           (a)   Janssen undertakes to use good faith reasonable
efforts, at its own expense, in conducting trials and applying for all governmental approvals necessary to manufacture, sell, market, and distribute Product, and to develop and commercialize Product, for gastroesophageal reflux disease.

                           (b)   Janssen shall have sole and exclusive
responsibility for and shall bear all costs and expenses related to development of Product and all regulatory filings related thereto. Any and all data arising out of studies performed by Janssen shall be owned by Janssen. During the term of this Agreement, Janssen shall inform Sepracor of commencement and



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completion of Phase II and Phase III clinical trials, NDA submission, NDA filing, approvable and approval letters, and launch of Product. [**].

                  3.2 Ownership of NDAs. NDAs relating to Product shall be owned by Janssen. As the owner of such NDAs, Janssen shall be responsible at its own expense and discretion for maintaining such NDAs, ADE reporting, and all other required reports and filings.

                  3.3 Progress Reports to Sepracor. During the term of this Agreement, Janssen shall provide Sepracor with quarterly written reports, including a meaningful summary of Product development (including summary results from preclinical and clinical trials conducted on Product) and registration progress under this Agreement.

                  3.4 Emesis, Irritable Bowel Disease, and Bulimia Indications. Janssen shall conduct appropriate preclinical or clinical studies in accordance with the timelines set forth in Exhibit 3.4 in order to assess the feasibility of developing Product for emesis, irritable bowel disease, and bulimia. Janssen shall disclose to Sepracor the results of the assessment, including but not limited to study reports and market analyses relating to Janssen's assessment of feasibility. If Janssen determines that Product has potential use in any of these indications, Janssen will at its own cost either (i) conduct a proof of principle study or studies in patients, or (ii) fund such study or studies to be conducted by Sepracor. The final decisions to conduct the proof of principle studies and to go to full clinical development following proof of principle will be Janssen's.

                  3.5 Co-Promotion. Janssen may elect, at its own discretion, to appoint a co-promotion partner in the United States to sell Rx Product to pediatricians. If Janssen so elects, it shall negotiate in good faith a co-promotion agreement with Sepracor, provided, however, that Sepracor shall have, in Janssen's judgment which shall be subject to Section 11.3 below, established an adequately trained sales force of an adequate professional level, specialization and training consistent with industry standards and shall have available a sufficient number of sales representatives to be in a position to give the priorities to the promotion of Rx Product as established by Janssen.


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4.       COMPENSATION PAYABLE TO SEPRACOR

                  4.1      Royalties.

                           (a) Janssen agrees to pay Sepracor, for the rights
granted to Janssen with respect to OTC Product pursuant to Section 2.1 above, a royalty for OTC Product covered by a Valid Claim of a Sepracor Patent Right sold by or on behalf of Janssen or its Affiliates, Permitted Sublicensees or assigns in the amount of [**] for such OTC Product. Such royalty shall be payable on a country by country basis commencing upon first sale of OTC Product in such country by or on behalf of Janssen or its Affiliates, Permitted Sublicensees or assigns.

                           (b) Each royalty for OTC Product described in Section
4.1(a) shall be payable for sales in a country until the date upon which the last of the Sepracor Patent Rights expire, are abandoned, or are declared no longer valid in such country; provided, however, that after expiration, abandonment, or declaration of invalidity of Sepracor Basic Patent Rights in such country, [**]. On a country-by-country basis, upon expiration of all Sepracor Patent Rights, the license of the Licensed Technology shall be considered fully paid up in such country and no royalties shall be payable to Sepracor for sales of such OTC Product in such country of sale.

                           (c) Janssen agrees to pay Sepracor, for the rights
granted to Janssen with respect to Rx Products pursuant to Section 2.1 above, a royalty for Rx Product covered by a Valid Claim of a Sepracor Patent Right sold by or on behalf of Janssen or its Affiliates, Permitted Sublicensees or assigns. Such royalty shall be payable commencing upon first sale in a country of Rx Product by or on behalf of Janssen or its Affiliates, Permitted Sublicensees or assigns. Such royalty for Rx Product shall be:

                                    [**]

                           (d) Each royalty for Rx Product described in Section
4.1(c) shall be payable for sales in a country until the date upon which the last of the Sepracor Patent Rights expire, are abandoned, or are declared no longer valid in such country, provided, however, that after expiration,


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abandonment, or declaration of invalidity of Sepracor Basic Patent Rights in such country,[**].

On a country-by-country basis, upon expiration of all Sepracor Patent Rights, the license of the Licensed Technology shall be considered fully paid up in such country and no royalties shall be payable to Sepracor for sales of such Rx Product in such country of sale.

                           (e) Once a royalty becomes payable on a Product in
accordance with this Section 4.1, no other royalty shall ever become payable on such Product, regardless of whether and how such Product may subsequently be sold. For the purposes of this Section 4.1, a sale shall be deemed to occur when Janssen, its Affiliates or its Permitted Sublicensees or assigns sends an invoice to an independent third party with respect to such sale.

                           (f) If Janssen pays a royalty on a Product pursuant
to this Section 4.1 which has been or is subsequently returned to Janssen, its Affiliates or its Permitted Sublicensees or assigns or if Janssen pays such a royalty on a Product, the sale of which is subsequently cancelled, and any money paid to Janssen is returned to the buyer, the royalty so paid shall be deemed a credit against royalties payable by Janssen for subsequent Payment Periods. If no royalty amounts are payable for a subsequent Payment Period pursuant to this
Section 4.1, then the remaining balance of such credits shall be refunded to Janssen within [**] after Sepracor's receipt of Janssen's report for such Payment Period prepared pursuant to Section 4.3 below.

                  4.2 Timing of Sale. Sales of Product shall be deemed to occur when they are invoiced, or if not invoiced, when Product is delivered to a third party.

                  4.3 Contents of Janssen's Reports. Janssen shall deliver to Sepracor within [**] after the end of each Payment Period, beginning with the first Payment Period, a written report describing, for the applicable Payment
Period:

                           (a) the number and full description of each Product
sold by or on behalf of Janssen, its Affiliates and its Permitted Sublicensees and assigns during such Payment Period;


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                           (b) the Net Sales for Product; and

                           (c) the total royalty due under Section 4.1 above.

                  4.4 Payments Accompany Janssen's Reports. Each report for a Payment Period required in Section 4.3 above shall be accompanied by full payment to Sepracor of the royalties payable under Section 4.1 above.

                  4.5      Minimum Royalty.

                           (a)      Minimum royalty requirements for the three
(3) full calendar years starting after two (2) full calendar years have elapsed following first commercial launch of Rx Product in each of the United States, Japan, the United Kingdom, Germany, Italy, and France, independently, shall be calculated based on [**] for each such country to be submitted by Janssen to Sepracor for the immediately succeeding calendar year. The minimum royalty for each such country shall be [**] for such country multiplied by the average Janssen Net Invoice Price for Rx Products in the relevant country multiplied by the applicable royalty rate in Section 4.1.

                           (b)      Janssen's failure to meet the minimum
royalty requirements of Section 4.5(a) above shall constitute a basis for Sepracor to convert the exclusive rights and licenses granted to Janssen hereunder with respect to Compound and Product to non-exclusive rights in any such country where the minimum requirements where not reached; provided, however, that before and in lieu of such decision by Sepracor, Janssen may opt to pay the difference between the minimum royalty requirement and the royalty payments actually due for any calendar year within [**] after having received notification from Sepracor that the minimum royalty requirements were not met.

                  4.6      Payment of Compensation to Sepracor.

                           (a)      All payments to Sepracor pursuant to this
Agreement shall be made by wire transfer, to Fleet Bank of Massachusetts, 75 State Street, Boston, Massachusetts 02109 (ABA #011000138) to Account No. [**] or such other bank or account as Sepracor may from time to time designate in writing. All such payments shall be made in Dollars.


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                           (b)      Whenever any payment hereunder shall be
stated to be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

                           (c)      Payments hereunder shall be considered to be
made as of the day on which they are received in Sepracor's designated bank or account.

                           (d)      If the Janssen Net Invoice Price of any
Product for a Payment Period is stated in a currency other than Dollars, then, for the purpose of determining the amount of royalties payable pursuant to
Section 4.1 above such Janssen Net Invoice Price shall be converted into Dollars using an average exchange rate between those two currencies during the Payment Period for which such royalties become due, wherein such calculated average exchange rate is calculated as the average of the exchange rates most recently quoted in the Wall Street Journal in New York on or before each of the last days for (i) each month according to the Johnson & Johnson universal calendar in the Payment Period, and (ii) the last month according to the Johnson and Johnson universal calendar in the immediately preceding Payment Period. If no such exchange rates have been quoted in the Wall Street Journal in New York at any time during the twelve (12) month period preceding the date on which such royalties become due, then such Janssen Net Invoice Price shall be converted to Dollars at the average exchange rate used by BankBoston during the Payment Period.

                           (e)      All payments due to Sepracor hereunder but
not paid by Janssen on the due date thereof shall bear interest (in Dollars) at the rate which is the lesser of: (i) [**]; and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

                  4.7      Books and Records; Audits.

                           (a)      Janssen shall keep and maintain, and shall
cause its Affiliates, Permitted Sublicensees and assigns to keep and maintain, complete and accurate records and books of account in sufficient detail and form so as to enable amounts payable under Article 4 to be determined. Such records and books of account shall be maintained for a period of no less than [**]


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following the calendar year to which they pertain. Janssen shall permit such records and books of account to be examined no more than once each calendar year by an independent certified public accounting form selected by Sepracor and approved by Janssen, which approval shall not unreasonably be withheld. Such examination shall be during normal business hours, upon [**] prior written notice to Janssen, and at Sepracor's expense unless the examination should establish that Janssen's payment of such royalties for the period examined were less than [**] of the royalties which should have been paid, in which case Janssen shall be responsible for the reasonable expenses of such examination. Audits related to Products sold as part of a bundle shall be conducted by an independent certified public accounting form selected by Sepracor and approved by Janssen, which approval shall not unreasonably be withheld which shall disclose to Sepracor only (i) whether the calculated invoice price for such Products is consistent with the terms of this Agreement and Janssen's normal business practices for pharmaceutical products not licensed from a third party and (ii) the specific details concerning any discrepancies.

                           (b)      Prompt adjustment shall be made by Janssen
to compensate for any errors or omissions disclosed by such examinations. Information obtained during the course of such an examination shall be kept confidential by Sepracor and its agents, except to the extent necessary to enforce Sepracor's rights hereunder.

                  4.8 Reports and Invoices Conclusively Correct. All reports, invoices and payments not disputed as to correctness by Sepracor within [**] after receipt thereof shall thereafter conclusively be deemed correct for all purposes.

                  4.9      Third Party Licenses.

                           (a)      Janssen shall have the sole discretion to
settle claims of third party patent infringement involving Compound or Product and to obtain any patent licenses from a third party Janssen may deem necessary or desirable for manufacture, use or sale of Product.

                           (b)      If any third party patent is or would be
infringed by any and all practice of Sepracor Patent Rights, then [**]; provided however, that in no event [**].


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                           (c)      Except as set forth in Section 4.9(b) above,
if Janssen elects to acquire rights under other third party patents which are or would be infringed by use or sale of Product and which Janssen determines are necessary or desirable for commercial success of Product, except for patents relating to controlled release technology, then [**], provided however, that in no event [**].

                           (d)      Except as set forth in Section 4.9(b) above,
if Janssen elects to acquire rights under third party patents covering controlled release technology which are or would be infringed by manufacture, use or sale of Product, then [**] provided however, that in no event [**], and further provided that in no event [**].

                           (e)      Notwithstanding anything to the contrary in
this Section 4.9, in no event shall royalty payments to Sepracor be [**] pursuant to Subsections (b), (c), and (d) above.


5.       INTELLECTUAL PROPERTY RIGHTS

                  5.1      Filing, Prosecution and Maintenance of Patents

                           (a)      Sepracor shall at its own cost diligently
file, prosecute and maintain Sepracor Patent Rights including without limitation, any Improvement Patent. Sepracor shall supply Janssen with a copy of the applications as filed, together with notice of its filing date and serial number. Sepracor shall keep Janssen advised of the status of pending patent applications (including, without limitation, the grant of any Sepracor Patent Rights), and shall provide copies of any substantive papers submitted in the course of filing, prosecution and maintenance of such patent filings in the United States, Japan, the United Kingdom, Germany, Italy, and France. Janssen shall treat all information, papers, and other materials provided by Sepracor pursuant to this Section 5.1 in accordance with the confidentiality provisions of this Agreement.

                  5.2 Option of Janssen to Prosecute and Maintain Patents. Sepracor shall give [**] notice to Janssen of any desire to cease prosecution or maintenance of a particular Sepracor Patent Right and, in such case, shall permit Janssen, at its sole discretion, to continue prosecution or maintenance at its own expense. If Janssen elects to continue prosecution or maintenance,


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Sepracor shall execute such documents and perform such acts, at Janssen's expense, as may be reasonably necessary to effect an assignment of such Sepracor Patent Right to Janssen. Any such assignment shall be completed in a timely manner to allow Janssen to continue such prosecution or maintenance. Any patents or patent applications so assigned shall not be considered Sepracor Patent Rights and therefore no royalties are due to Sepracor under such patent or patent application.

                  5.3 Improvement Patents and Other Intellectual Property Rights. All right, title, and interest in any Sepracor Technical Information (including but not limited to inventions, whether patentable or not) shall vest in Sepracor. Sepracor may apply, at its own expense and discretion, for appropriate patent and other intellectual property right registrations of such Sepracor Technical Information in any and all jurisdictions.

                  5.4 Patent Term Restoration. The Parties hereto shall cooperate with each other in obtaining patent term restoration or its equivalent (including but not limited to supplementary protection certificates) for Product where applicable to Janssen Patent Rights or Sepracor Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, Janssen shall have the right to make the election and Sepracor agrees to abide by such election.

                  5.5 Studies in Support of Sepracor Patent Rights. Sepracor shall have the right to perform studies using Compound and disclose the results of such studies for the purpose of filing, prosecuting, and supporting Sepracor Patent Rights with Janssen's prior written approval, which approval shall not unreasonably be withheld.


6.       CONFIDENTIAL INFORMATION

                  6.1 Confidentiality Maintained. Each Party hereto has a proprietary interest in its own Confidential Information. [**], all disclosures of the Confidential Information of a Party (the "disclosing Party") to the other Party (the "receiving Party"), its agents and employees shall be held in confidence by such receiving Party, which shall disclose such Confidential Information only to those of its or its Affiliates agents and employees to whom it is necessary in order to properly carry out their duties as limited by the terms and conditions hereof. [**], the receiving Party shall not use such


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Confidential Information except for the purposes of exercising its rights and carrying out its duties hereunder or except to the extent the licenses granted under this Agreement have been fully paid up in accordance with Article 4 of this Agreement. This Section 6.1 shall also apply to any consultants or subcontractors during and after the term of this Agreement, that the receiving Party may engage in connection with its obligations under this Agreement. Notwithstanding the foregoing, a Party shall be able to use and disclose Confidential Information of the other Party to the extent reasonably necessary to exploit the rights granted to that Party pursuant to this Agreement.

                  6.2 Liability for Disclosure. Notwithstanding anything contained in this Agreement to the contrary, obligations of confidentiality shall not apply when and to the extent that Confidential Information:

                           (a)      was in the public domain at the time it was
disclosed by the disclosing Party to the receiving Party; or

                           (b)      was known to the receiving Party prior to
the time of disclosure by the disclosing Party to the receiving Party and can be so demonstrated; or

                           (c)      is disclosed inadvertently despite the
exercise of the same degree of care which the receiving Party takes to preserve and safeguard its own proprietary confidential information; or

                           (d)      was independently developed by the receiving
Party and is so demonstrated promptly upon receipt of the documentation and technology by the receiving Party; or

                           (e)      becomes known to the receiving Party from a
source other than the disclosing Party without breach of an obligation of confidentiality owed to the disclosing Party and can be so demonstrated; or

                           (f)      must be disclosed pursuant to a court order
or as otherwise required by law, order, or regulation.

[**]

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


7.       PROTECTION OF LICENSED TECHNOLOGY; LIMITATIONS ON LIABILITY

                  7.1      Infringements of Licensed Technology.

                           (a)      Janssen may take and control, but is not
required to take and control, at its own expense any and all actions which are necessary to terminate infringements of any part of the Janssen Patent Rights. Any monetary recoveries received by Janssen shall be retained by Janssen.

                           (b)      In the event that either Janssen or Sepracor
becomes aware of any infringement involving Compound or Product of any issued patent within the Sepracor Patent Rights, it will notify the other Party in writing to that effect. Any such notice shall include evidence to support an allegation of infringement by such third party. Sepracor shall use reasonable efforts to obtain a discontinuance of such infringement or bring suit against the third party infringer. Sepracor shall bear all the costs and expenses of any suit brought by it. Janssen will reasonably cooperate with Sepracor in any such suit or action and shall have the right to consult with Sepracor and be represented by its own counsel at its own expense Any recovery or damages derived from such a suit shall be retained by Sepracor.

                  If Sepracor does not initiate such action [**], then Janssen may initiate and control action or bring suit against the third party infringer. Janssen shall bear all the costs and expenses of any such action or suit, provided, however, that Janssen shall [**] under this Agreement; and further provided, however, that in no event [**]. Any recovery or damages derived from such an action or suit shall be used first to reimburse Janssen for its documented out-of-pocket legal costs and expenses relating to the action or suit, then to reimburse Sepracor for the royalty amounts credited by Janssen toward the costs and expenses of the action or suit, with any remaining amounts to be shared equally by the Parties.

8.       INDEMNITY AND LIMITATION OF LIABILITY

                  8.1       Indemnity.

                           (a)      Janssen shall defend and indemnify against,
and hold Sepracor and its Affiliates, employees, directors, officers and agents harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from a claim arising or alleged to arise out of the manufacture, use, distribution or sale by Janssen, its Affiliates and its Permitted Sublicensees and assigns of any Product anywhere in the world (except as specifically provided in Section 4.9 above); provided, however, that: (i) Sepracor shall provide notice promptly to Janssen of any such actual or threatened claim of which Sepracor becomes aware and reasonable cooperation, information, and assistance in connection therewith;
(ii) Janssen shall have sole control and authority with respect to the defense, settlement, or compromise thereof; and (iii) this Section 8.1 shall not apply to the extent that any such claim is caused directly or indirectly by Sepracor's negligence or willful misconduct.

                           (b)      Sepracor shall defend and indemnify against,
and hold Janssen and its Affiliates, employees, directors, officers and agents harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) caused directly or indirectly by Sepracor's negligence or willful misconduct; provided, however, that (i) Janssen shall provide notice promptly to Sepracor of any such actual or threatened claim of which Janssen becomes aware and reasonable cooperation, information, and assistance in connection therewith; and (ii) Sepracor shall have sole control and authority with respect to the defense, settlement, or compromise thereof.

                           (c)      In the event a claim is based partially on
an indemnified claim described in Section 8.1 (a) or (b) above and partially on a non-indemnified claim, or in the event a claim is based partially on an indemnified claim described in Section 8.1(a) above and partially on an indemnified claim described in Section 8.1(b) above, any payments and reasonable attorney fees incurred in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

                           (d)      Janssen has the right, but not the
obligation, to defend any suit brought against it by any third party for infringement of a patent of such third party in connection with the development, manufacture, use, or sale of Product, subject to the provisions of Section 4.9 should such third party patent be licensed by Janssen.

                  8.3 Use of Name in Suit. Where, in the reasonable judgement of Sepracor or Janssen it is necessary to use the other Party's name to prosecute or defend an action pursuant to this Article 8, Sepracor and Janssen agree to allow the other Party to so use its name; provided, however, that the other Party agrees to hold Sepracor or Janssen, as the case may be, harmless against any award of court costs or damages resulting solely from the use of Sepracor's or Janssen's name by such other Party in such action.

                  8.4 Limitations on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL,
CONSEQUENTIAL OR EXEMPLARY DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF PRODUCT, EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.


9.       REPRESENTATIONS, WARRANTIES AND COVENANTS

                  9.1 Representations and Warranties of Both Parties. Each of Sepracor and Janssen hereby represents, warrants and covenants to the other as follows:

                           (a)      It has full right, power and authority to
enter into this Agreement and there is nothing which would prevent it from performing its obligations under the terms and conditions imposed on it by this Agreement.

                           (b)      This Agreement  has been duly authorized by
all necessary corporate and stockholder action and constitutes a valid and binding obligation, enforceable in accordance with the terms hereof.

                           (c)      There is no provision in its articles of
incorporation, by-laws or equivalent governing documents which would be contravened by the execution, delivery or performance by it of this Agreement.

                           (d)      There is no action or proceeding pending or
in so far as it knows or ought to know threatened against it before any court, administrative agency or other tribunal which might have a material adverse effect on its business or condition, financial or otherwise.

                           (e)      It knows of no third party patent,
trademark, copyright, trade secret or other intellectual property right that would be infringed by manufacture, use, or sale of Product as contemplated by this Agreement.

                           (f)      Neither its execution nor its delivery of
this Agreement, nor its fulfillment of or compliance with the terms and provisions hereof, shall contravene any provision of the laws of any jurisdiction, including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to it.

                           (g)      It has been represented by legal counsel in
connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the parties agree that no presumption shall exist or be implied against the party which drafted such terms and provisions.

                  9.2 Representations and Warranties of Sepracor. Sepracor represents and warrants that:

                           (a)      It has not previously granted, and will not
grant to any third party during the term of this Agreement, any rights, licenses or options with respect to Product, Sepracor Patent Rights or Sepracor Technical Information that are inconsistent with the rights and licenses granted to Janssen herein.

                           (b)       It is a corporation, duly organized and
validly existing and in good standing under the laws of Delaware, and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

                           (c)      Except as provided in Exhibit 9.2(c) hereto,
no consent of any trustee or holder of any of its indebtedness or any other third party is or shall be required as a condition to the validity of this Agreement.

                           (d)      It is the sole and exclusive owner of the
Sepracor Patent Rights and Sepracor Technical Information, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership therein.

                  9.3 Representations and Warranties of Janssen. Janssen represents and warrants that:

                           (a)      It is a corporation, duly organized and
validly existing and in good standing under the laws of Belgium, and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

                           (b)      No consent of any trustee or holder of any
of its indebtedness or any other third party is or shall be required as a condition to the validity of this Agreement.

                  9.4 Limitation of Warranty. NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTY, STATUTORY OR OTHERWISE, CONCERNING THE LICENSED TECHNOLOGY OR ANY CONFIDENTIAL INFORMATION COMMUNICATED TO THE OTHER PARTY HERETO, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY AS TO QUALITY OR THE USEFULNESS OF THE LICENSED TECHNOLOGY FOR ITS INTENDED PURPOSE.

         Janssen makes no representation or warranty that development and marketing of Product shall be the exclusive means by which Janssen will participate in development, manufacturing, use, and sale of pharmaceutical products for treatment and prevention of upper gastrointestinal disorders. Subject to the terms of this Agreement, all decisions concerning marketing and sales of Product including, without limitation, the design, sale, price and promotion of Products covered under this Agreement shall be within the sole discretion of Janssen. Sepracor realizes that Janssen already sells products for the treatment of upper gastrointestinal disorders and acknowledges that Janssen may now or in the future develop or acquire products for the treatment and prevention of upper gastrointestinal disorders such as gastroesophageal reflux disease, dyspepsia, gastroparesis, and gastritis, irritable bowel syndrome, emesis and bulimia.


10.      TERMINATION OR EXPIRATION

                  10.1 Term of Agreement. Unless it is terminated earlier pursuant to this Article 10, this Agreement shall continue in full force and effect until the last of the obligations of Janssen to pay royalties to Sepracor pursuant to Section 4.1 is expired. The term of this Agreement shall be from the Effective Date to the date of termination or expiration of this Agreement, as the case may be.

                  10.2     Termination by Janssen.

                           (a)      This Agreement may be terminated by Janssen
for cause by giving written notice of termination to Sepracor, such termination being immediately effective upon the giving of such notice of termination, after the occurrence of any of the following events:

                                    (i)     a material breach or material
default as to any obligation hereunder by Sepracor and the failure of Sepracor cure such material breach or material default within the time specified in
Section 10.7; or

                                    (ii)    the filing of a petition in
bankruptcy, insolvency or reorganization against or by Sepracor, or Sepracor becoming subject to a composition for creditors, whether by law or agreement, or Sepracor going into receivership or otherwise becoming insolvent.

                           (b)      This Agreement may be terminated by Janssen
at any time without cause by giving written notice of termination to Sepracor, such termination becoming effective ninety (90) days after the giving of such notice. Upon such termination all rights and licenses granted to Janssen hereunder shall be immediately revoked, and Janssen shall have no right to any continued use of Sepracor Patent Rights or Technical Information of Sepracor, and Sepracor shall have (1) the right to read and reference the preclinical toxicology section of the cisapride NDA and any Janssen Technical Information (excluding any business related information including but not limited to market analyses), and (2) a worldwide royalty bearing exclusive (exclusive even as Janssen and its Affiliates) right and license under Janssen Patent Rights and Janssen Technical Information (excluding any business related information including but not limited to market analyses) for the purpose of making, using and selling Compound and Product for emesis or bulimia, or both, wherein the terms of Article 4 and other applicable terms of this Agreement shall apply mutatis mutandis; furthermore, on a country by country basis, for the purpose of developing Product for any other indication for launch upon or after expiration of Janssen Patent Rights, and for making, using, and selling Product thereafter, Sepracor shall also have the right to read and reference the preclinical toxicology section of the cisapride NDA and a worldwide royalty free right and license under any Janssen Technical Information (excluding any business related information including but not limited to market analyses). If Sepracor exercises this right to read and reference the preclinical toxicology section of the cisapride NDA in connection

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


with a regulatory submission for a Product for an indication other than emesis or bulimia, [**].

                  10.3     Termination by Sepracor.

                           (a)      This Agreement may be terminated by Sepracor
for cause by giving written notice of termination to Janssen, such termination being immediately effective upon the giving of such notice of termination, after the occurrence of any of the following events:

                                    (i)     a material breach or material
default as to any obligation hereunder by Janssen and the failure of Janssen to cure such material breach or material default within the time specified in
Section 10.7; or

                                    (ii)    the filing of a petition in
bankruptcy, insolvency or reorganization against or by Janssen, or Janssen becoming subject to a composition for creditors, whether by law or agreement, or Janssen going into receivership or otherwise becoming insolvent.

Upon termination pursuant to Section 10.3(a)(i), all rights and licenses granted to Janssen hereunder shall be immediately revoked, and Janssen shall have no right to any continued use of Sepracor Patent Rights or Technical Information of Sepracor, and Sepracor shall have(1) the right to read and reference the preclinical toxicology section of the cisapride NDA and any Janssen Technical Information (excluding any business related information including but not limited to market analyses), and (2) a worldwide royalty bearing exclusive (exclusive even as Janssen and its Affiliates) right and license under Janssen Patent Rights and Janssen Technical Information (excluding any business related information including but not limited to market analyses) for the purpose of making, using and selling Compound and Product for emesis or bulimia, or both, wherein the terms of Article 4 and other applicable terms of this Agreement shall apply mutatis mutandis; furthermore, on a country by country basis, for the purpose of developing Product for any other indication for launch upon or after expiration of Janssen Patent Rights, and for making, using, and selling Product thereafter, Sepracor shall also have the right to read and reference the preclinical toxicology section of the cisapride NDA and a worldwide royalty free right and license under any Janssen Technical Information (excluding any business related information including but not limited to market analyses). If Sepracor exercises this right to read and reference the preclinical toxicology section of the cisapride NDA in connection

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


with a regulatory submission for a Product for an indication other than emesis or bulimia,[**].

                           (b)      This Agreement may be terminated by Sepracor
if Janssen ceases development of Product (as evidenced by Janssen's quarterly reports submitted to Sepracor pursuant to Section 3.3) by giving written notice of termination to Janssen, such termination becoming effective [**] after the giving of such notice. Upon such termination all rights and licenses granted to Janssen hereunder shall be immediately revoked, and Janssen shall have no right to any continued use of Sepracor Patent Rights or Technical Information of Sepracor, and Sepracor shall have (1) the right to read and reference the preclinical toxicology section of the cisapride NDA and any Janssen Technical Information (excluding any business related information including but not limited to market analyses), and (2) a worldwide royalty bearing exclusive (exclusive even as Janssen and its Affiliates) right and license under Janssen Patent Rights and Janssen Technical Information (excluding any business related information including but not limited to market analyses) for the purpose of making, using and selling Compound and Product for emesis or bulimia, or both, wherein the terms of Article 4 and other applicable terms of this Agreement shall apply mutatis mutandis; furthermore, on a country by country basis, for the purpose of developing Product for any other indication for launch upon or after expiration of Janssen Patent Rights, and for making, using, and selling Product thereafter, Sepracor shall also have the right to read and reference the preclinical toxicology section of the cisapride NDA and a worldwide royalty free right and license under any Janssen Technical Information (excluding any business related information including but not limited to market analyses). If Sepracor exercises this right to read and reference the preclinical toxicology section of the cisapride NDA in connection with a regulatory submission for a Product for an indication other than emesis or bulimia,[**].

                           (c)       Nothing in this Agreement precludes Janssen
from contesting validity of Sepracor Patent Rights. Contesting validity of Sepracor Patent rights by Janssen shall not be deemed to be a breach of this Agreement by Janssen. Assertion by Janssen or its Affiliates, Permitted Sublicensees or assigns, of the invalidity of the of any claim of Sepracor Patent Rights, if coupled with or followed by (i) withholding, or notice of intent to withhold, or denial of obligation to pay, royalties otherwise payable under this Agreement in respect of such claim, or (ii) initiation or participation in an action before a court of competent jurisdiction or other authorized tribunal challenging or denying the validity of such claim in reference to the operations of Janssen or its Affiliates, Permitted Sublicensees or assigns under this Agreement, shall, at Sepracor's option, give Sepracor the right to terminate, as of the earliest provable date of such withholding, notice, initiation, or participation, Janssen's license in respect of such claim and Janssen's obligation under this Agreement to pay royalties in respect to the future operations of Janssen or its Affiliates, Permitted Sublicensees or assigns under such claim (but not under any other claim). For the avoidance of any doubt, the parties expressly agree that in the event of termination by Sepracor pursuant to this Section 10.3(c), Sepracor shall not be entitled to the grant of the licenses recited in Sections 10.2(b), 10.3(a), or 10.3(b).

                  10.4     After Termination.

                           (a)      If this Agreement is rejected by a trustee
(including without limitation by Sepracor as debtor in possession) in a bankruptcy proceeding with respect to Sepracor, then Sepracor and Janssen agree that Janssen, as a licensee of the rights granted under this Agreement, shall retain and may fully exercise all of its rights and elections under the relevant bankruptcy code. Sepracor agrees during the term of this Agreement to maintain and create current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments of the Licensed Technology hereunder. If a case is commenced by or against Sepracor under the relevant bankruptcy code, then, unless and until this Agreement is rejected as provided in the relevant bankruptcy code, Sepracor (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a bankruptcy trustee) shall either perform all of the obligations provided in this Agreement to be performed by Sepracor or provide to Janssen all Licensed Technology (including all embodiments thereof) held by Sepracor and such successors and assigns, as Janssen may elect in a written request, immediately upon such request. If a bankruptcy case is commenced by or against Sepracor, this Agreement is rejected as provided in the relevant bankruptcy code and Janssen elects to retain the rights hereunder as provided in the relevant bankruptcy code, then Sepracor (in any capacity, including debtor-in-possession) and its successors and assigns (including without limitation, a bankruptcy trustee) shall provide to Janssen all Licensed Technology (including all embodiments thereof) held by Sepracor and such successors and assigns immediately upon Janssen's written request therefor. All rights, powers and remedies of Janssen provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the relevant bankruptcy code) in the event of commencement of a bankruptcy case by or against Sepracor. Janssen, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including the relevant bankruptcy code) in such event.

                           (b)      In the event that this Agreement is
terminated by Janssen in accordance with Section 10.2(a)(i) above based on a material breach or material default by Sepracor, then all rights and licenses granted by Sepracor to Janssen under this Agreement shall become perpetual, worldwide, royalty-free, and fully paid up, effective immediately upon such termination.

                           (c)      In the event that this Agreement is
terminated by Sepracor in accordance with Sections 10.3(a)(i) above based on a material breach or material default by Janssen, then all rights and licenses granted to Janssen under this Agreement shall cease, effective immediately upon such termination. If this Agreement is rejected by a trustee (including without limitation by Janssen as debtor in possession) in a bankruptcy proceeding with respect to Janssen, then Sepracor and Janssen agree that Sepracor, as a licensee of the rights granted under this Agreement, shall retain and may fully exercise all of its rights and elections under the relevant bankruptcy code. To the extent consistent with Belgium's bankruptcy code, if a case is commenced by or against Janssen under the relevant bankruptcy code, then, unless and until this Agreement is rejected as provided in the relevant bankruptcy code, Janssen (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a bankruptcy trustee) shall either perform all of the obligations provided in this Agreement to be performed by Janssen as Sepracor may elect in a written request, immediately upon such request. All rights, powers and remedies of Sepracor provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the relevant bankruptcy code) in the event of commencement of a bankruptcy case by or against Janssen. Sepracor, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law (including the relevant bankruptcy code) in such event.

                           (d)      The Parties hereto agree that, once this
Agreement is terminated for material breach or material default, the breaching or defaulting Party shall, at its own expense, return to the disclosing Party all of its Confidential Information as soon as practicable after the date of such termination or expiration, including, but not limited to, original documents, drawings, computer diskettes, models, samples, notes, reports, notebooks, letters, manuals, prints, memoranda and any copies thereof, which have been received by the receiving Party. All Confidential Information of the disclosing

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Party shall remain the exclusive property of the disclosing Party during the term of this Agreement and thereafter.

                  10.5 Payment Obligations Continue. Upon termination or expiration of this Agreement, nothing shall be construed to release either Party from its obligations to pay the other Party any and all fees, royalties or other amounts accrued or irrevocably obligated but unpaid hereunder prior to the date of such termination or expiration.

                  10.6 No Damages for Termination. The Parties hereto agree that if either Party terminates the other Party pursuant to this Article 10, then the terminating Party shall not be liable for damages or injuries suffered by the other Party as a result of that termination.

                  10.7 Cure Period For Material Breach or Material Default. A Party receiving a written notice of termination for a material breach or material default shall have the following period within which to effect a cure therefor:

                           (a)      for any such breach or default relating to
an amount(s) payable to the other Party,[**] after receiving the written notice of termination from the other Party; or

                           (b)      for any other such breach or default,[**]
after receiving the written notice of termination from the other Party.

                  10.8 Materiality Dispute. If either Party disputes the materiality of a breach or default, then the relevant period for cure of such breach or default shall be stayed until resolution of the dispute pursuant to
Section 11.3.


11.      MISCELLANEOUS

                  11.1 Assignments and Change of Control. For the purposes of this Section 11.1, "Control" shall mean the holding and/or possession of a beneficial interest in and/or the ability to exercise the voting rights applicable to shares, stocks, or other securities of a Party (whether directly or by means of holding such interests in one or more legal entities) which confer in aggregate on the holders thereof fifty percent (50%) or more of the total voting rights exercisable at general meetings of that Party or with respect to all or substantially all matters affecting that Party.

                           (a)      Except as provided in Section 2.2 above,
this Agreement and any and all of the rights and obligations of either Party hereunder shall not be assigned, delegated, sublicensed, sold, transferred or otherwise disposed of, by operation of law or otherwise, without the prior written consent of the other Party; provided, however, that either Party may assign, delegate, sublicense, sell, transfer or otherwise dispose of (collectively "transfer") rights and obligations hereunder without such prior written consent to: (i) any of its respective Affiliates; or (ii) a third party which acquires Control of or all or substantially all of the assets or stock of such Party through purchase, merger, consolidation or otherwise. This Agreement shall be binding upon, and inure to the benefit of, Sepracor and Janssen and their respective permitted successors and assigns, to the extent such assignments are in accordance with this Section 11.1(a); provided, however, that with respect to Section 3.5, if a third party acquires Control of or all or substantially all of the assets or stock of Sepracor through purchase, merger, consolidation or otherwise, then Janssen shall elect in its sole discretion to negotiate under Section 3.5 with such third party.

                  11.2 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be fully performed therein, without giving effect to its principles of conflict of laws.

                  11.3 Dispute Resolution. Any dispute, claim or controversy arising from or related in any way to this agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this agreement by fraud or otherwise, will be governed by the provisions of Exhibit 11.3.

                  11.4 Waiver. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

                  11.5 No Other Relationship. Nothing herein contained shall be deemed to create a joint venture, agency or partnership relationship between the Parties hereto. Neither Party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

                  11.6     Notices.

                           (a)      Each notice required or permitted to be sent
under this Agreement shall be given by telecopy transmission or by registered or recorded delivery letter to Sepracor and to Janssen at the addresses and telecopy numbers indicated below.

         For Sepracor:

                  111 Locke Drive
                  Suite 2
                  Marlborough, Massachusetts  01752-7231

                  Attention:                President, Pharmaceuticals
                  Telecopy:                 508-357-7492

         For Janssen:

                  Turnhoutseweg 30
                  B-2340 Beerse, Belgium

                  Attention:                Managing Director
                  Telecopy:                 011 3214 60 3999

Either Party may change its address and/or telecopy number for purposes of this Agreement by giving the other Party written notice of its new address and/or telecopy number.

                           (b)      Any properly addressed notice if given or
made by registered or recorded delivery letter shall be deemed to have been received on the earlier of the date actually received and the date ten (10) Business Days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a Business Day, in which case the date of deemed receipt shall be the next succeeding Business Day.

                  11.7 Entire Understanding. This Agreement supercedes the Letter of Intent between the Parties dated 12 June 1998 and embodies the entire understanding between the Parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the Parties not contained in this Agreement.

                  11.8 Invalidity. If any provision of this Agreement is declared invalid or unenforceable by arbitration or a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement, and if the Parties cannot agree, the provision in question shall be severed from this Agreement and the Agreement shall endure except for the provision severed.

                  11.9 Amendments. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both Parties hereto.

                  11.10    Responsibility for Taxes.

                           (a)      Janssen shall be responsible for payment of
taxes arising out of or related to Product sales made by Janssen and for submission of proper documentation with respect thereto to the tax authorities. Janssen shall indemnify and hold Sepracor harmless from and against any and all claims and losses (including but not limited to attorney fees) arising out of Janssen's failure or delay in paying such taxes or submitting such documentation.

                           (b)      Any tax required to be withheld by Janssen
for the account of Sepracor in respect of payments to be made by Janssen to Sepracor shall be promptly paid by Janssen for and on behalf of Sepracor to the appropriate tax authorities and Janssen shall furnish Sepracor with proof of payment of such tax together with receipts or other evidence of payment sufficient to enable Sepracor to support a claim for income tax credit in respect of any sum so withheld. Any such tax required to be withheld shall be borne solely by Sepracor.

                  11.11    Force Majeure.

                           (a)      Neither Sepracor nor Janssen shall be liable
in damages, or shall be subject to termination of this Agreement by the other Party, for any delay or default in performing any obligation hereunder (other than payment obligations) if that delay or default is due to any cause beyond the reasonable control and without fault or negligence of such Party; provided, however, that: (i) in order to excuse its delay or default hereunder, a Party shall notify the other Party of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof; and (ii) within ten (10) Business Days after the termination of such occurrence or cause, such Party shall give notice to the other Party specifying the date of termination thereof. All obligations of both Parties shall return to being in full

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


force and effect upon the termination of such occurrence or cause. The
Parties also agree that if either Party is prevented from performing its obligation hereunder for a period of more than six (6) months, then the other Party shall have the right to terminate this Agreement, effectively immediately.

                           (b)      For the purposes of this Section 11.11, a
"cause beyond the reasonable control" of a Party shall include, without limitation, any act of God, act of any government or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared or undeclared).

                  11.12 Public Announcements. If either Party desires to, or is required by law to, make a public announcement concerning this Agreement (including but not limited to the terms hereof), such Party shall [**]. Notwithstanding the foregoing, for annual reports and other financial statements each party may use the substance of previously approved public announcements without prior notice provided that the nature and character of the previously approved subject matter is not changed and further provided that the disclosure is a truthful representation and does not forecast future events.

                  11.13 Publication. No publication of Technical Information of a Party hereto may be made without the prior written consent of that Party. If any proposed publication (as defined below) discloses Technical Information of a Party, the Party or its Affiliates, Permitted Sublicensees, assigns, employees or consultants wishing to make a publication shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure [**] prior to submission for publication or presentation. For purposes of this Agreement, the term "publication" shall include, without limitation, abstracts and manuscripts for publication, slides and texts of oral or other public presentations, and texts of any transmission through any electronic media, e.g., any computer access system such as the Internet, World Wide Web. The reviewing Party shall have the right (i) to propose modifications to the publication for patent reasons, trade secret reasons or business reasons or (ii) to request delay of the publication or presentation in order to protect patentable information. If the reviewing Party requests a further delay for the purpose of filing a patent application, the publishing Party shall delay submission or presentation [**]. If the reviewing Party requests modifications to the publication, the publishing Party may edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.

                  11.14 Compliance With Laws. Each Party covenants and agrees that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations.

                  11.15 Headings. Any headings contained herein are for directory purposes only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

                  11.16 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.

                  11.17 Exhibits. All exhibits referred to in this Agreement are attached hereto and incorporated herein by this reference.


         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and entered into by their duly authorized representatives.

SEPRACOR INC.                                JANSSEN PHARMACEUTICA
N.V.

By:   /s/Timothy J. Barberich                By: /s/ William C. Walden
      ----------------------------               -------------------------------
Name:  Timothy J. Barberich                  Name:  Executive Committee
Title: President and                         Title: Member
         Chief Executive Officer
                                             By: /s/Guy Veracauteren
                                                 -------------------------------
                                             Name:  Guy Vercauteren
                                             Title: VP Business Development

       EXHIBIT 1.12                 Janssen Patents and Patent Applications

       EXHIBIT 1.18                 J&J Universal Calendar

       EXHIBIT 1.22                 Sepracor Patents and Patent Applications

       EXHIBIT 3.4                  Emesis, Irritable Bowel Disease,
                                    Bulimia Development Timelines

       EXHIBIT 9.2(c)               Fleet Bank Letter

       EXHIBIT 11.3                 Dispute Resolution

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                  EXHIBIT 1.12
                     Janssen Patents and Patent Applications

1. Patents and patent applications covering cisapride and norcisapride.

Country                                  Application     Filing Date    Patent        Grant Date     Expiry Date    Status
                                         Number                         Number
Algeria
Australia
Austria
Bahrain
Bangledesh
Belarus
Belgium
Belize
Bermuda
Bosnia
Bulgarta
Canada
Congo, Democratic Rep.
Croatia
Cyprus (Greek)
Cyprus (Turk)
Czech Republic
Denmark
Egypt
El Salvador
EPO
Fiji
Finland
France
France
Germany
Great Britain
Greece
Greece
Hong Kong
Hungary
Ireland
Israel
Italy
Japan
Jersey
Kenya
Korea S.
Korea S.
Korea S.
Latvia                                                                  [**]
Lebanon
Lithuania
Luxembourg
Macedonia
Malaysia
Mexico
Morocco
Netherlands
New Zealand
Nigeria
Norway

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.





Pakistan
Panama
Philippines
Poland
Poland
Portugal
Romania
Romania
Romania
Russia
Saban
Sarawak
Sierra Leone
Singapore
Slovak Republic
Slovenia
South Africa
Spain
Spain
Sweden
Switzerland                                                             [**]
Taiwan
Taiwan
Tanzania
Trinidad & Tobago
Tunisia
Uganda
Ukraine
USA
USA
Venezuela
Virgin Islands
Yugoslavia
Zambia
Zanzibar
Zimbabwe

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                  EXHIBIT 1.18


                            J&J Pharmaceutical Group
                             1998 Reporting Calendar






                                      [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                                  EXHIBIT 1.22


                     SEPRACOR PATENTS AND PATENT APPLICATION
                     ---------------------------------------

                                  NORCISAPRIDE
                                  ------------


---------------------------------------------------------------------------------------------------------------------------
Case Number       Country       Status            FilDate        ApplNumber         PatNumber/      Title
                                                                                    Iss Date
---------------------------------------------------------------------------------------------------------------------------


                                                          [**]



---------------------------------------------------------------------------------------------------------------------------
P089        A        ISSUED        07-June-1995      08/485,570       5,712,293      METHOD FOR TREATING GASTRO-
                                                                      27-Jan-1998    ESOPHAGEL REFLUX DISEASE AND
                                                                                     OTHER DISORDERS WITH
                                                                                     OPTICALLY PURE (-) NORCISAPRIDE
---------------------------------------------------------------------------------------------------------------------------
                                                               [**]

P104        A        Issued        19-July-1996      08/684,753       5,739,151      METHOD FOR TREATING EMESIS
                                                                      14-Apr-1998    AND CNS DISORDERS WITH
                                                                                     OPTICALLY PURE (-) NORCISAPRIDE



                                      [**]

                                   EXHIBIT 3.4


                    Emesis, Irritable Bowel Disease, Bulimia
                              Development Timetable



                       This Page Intentionally Left Blank
                          Janssen to provide timeline

                                 EXHIBIT 9.2(c)


                                Fleet Bank Letter

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                  EXHIBIT 11.3
                                  ------------

1.       Mediation

         a. Any dispute, controversy or claim arising out of ore related to this agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this agreement by fraud or otherwise shall first be mediated through non-binding mediation in accordance with the Model Procedures for the Mediation of Business Disputes promulgated by the Center for Public Resources ("CPR") then in effect, except where those rules conflict with these provisions, in which case these provisions control. The mediation shall be conducted in New York, New York, and shall be attended by a senior executive with authority to resolve the dispute from each of the operating companies that are parties.

         b. The mediator shall be an attorney specializing in business litigation who has at least fifteen (15) years of experience as a lawyer with a law firm of over twenty-five (25) lawyers or was a judge of a court of general jurisdiction and who shall be appointed from the list of neutrals maintained by CPR.

         c. The parties shall promptly confer in an effort to select a mediator by mutual agreement. In the absence of such an agreement, the mediator shall be selected from a list generated by CPR with each party having the right to exercise challenges for cause and two (2) preemptory challenges within seventy-two (72) hours of receiving the CPR list.

         d. The mediator shall confer with the parties to design procedures to conclude the mediation within no more than [**] after initiation. Under no circumstances shall the commencement of arbitration under paragraph 2 below be delayed more than [**] by the mediation process specified herein.

         e. Each party agrees to toll all applicable statutes of limitation during the mediation process and not to use the period or pendency of the mediation to disadvantage the other party procedurally or otherwise. No statements made by either side during the mediation may be used by the other during any subsequent arbitration.

         f. Each party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


2.       Arbitration

         a. any dispute, claim or controversy arising from or related in any way to this agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this agreement by fraud or otherwise, which is not resolved by mediation pursuant to paragraph 1 above, will be submitted for resolution to arbitration pursuant to the commercial arbitration rules then pertaining of the Center for Public Resources ("CPR"), except where those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in New Brunswick, New Jersey, if initiated by Sepracor, or in Marlborough, Massachusetts, if initiated by Janssen.

         b. The panel shall consist of three arbitrators chose from the CPR Panels of Distinguished Neutrals each of who is a lawyer specializing in business litigation with at least fifteen (15) years experience with a law firm of over twenty-five (25) lawyers or was a judge of a court of general jurisdiction. In the event the aggregated damages sought [**], then a single arbitrator shall be chosen, having the same qualifications and experience specified above.

         c. The parties agree to cooperation (1) to obtain selection of the arbitrator(s) [**] of initiation of the arbitration, (2) to meet with the arbitrator(s) within [**] of selection and (3) to agree at that meeting or before upon procedures for discovery ad as to the conduct of the heating which will result in the hearing being concluded within no more than [**] after selection of the arbitrator(s) and in the award being rendered within [**] of the conclusion of the hearings, or of any post- hearing briefing, which briefing will be completed by both sides within [**] after the conclusion of the hearings. In the event no such agreement is reached, the CPR will select arbitrator(s), allowing appropriate strikes for reasons of conflicts or other cause and three (3) preemptory challenges for each side. The arbitrator(s) shall set a date for the hearing, commit to the rendering of the award [**] of the conclusion of the evidence at the hearing, or of any post-hearing briefing (which briefing will be completed by both sides in no more than [**] after the conclusion of the hearings), and provide for discovery according to these time limits, giving recognition to the understanding of the parties hereto that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the time limits specified herein may be met without undue difficulty. In no event will the arbitrator(s) allow either side to obtain more than a total of [**] of deposition testimony from all witness, including both fact and expert witnesses. In the event multiple hearing days are required, they will be scheduled consecutively to the greatest extent possible.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         d. The arbitrator(s) shall render their award following the substantive law of Delaware. The arbitrator(s) shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party.

         e. To the extent possible, the arbitration hearings and award will be maintained in confidence.

         f. The United States District Court for the District of New Jersey may enter judgment upon any award. In the event the panel's award [**], then the court shall vacate, modify or correct any award where the arbitrators' findings of act are clearly erroneous, and/or where the arbitrators' conclusion of law are erroneous; in other words, it will undertake the same review as if it were a federal appellate court reviewing a district court's findings of fact and conclusions of law rendered after a bench trial. An award for [**] may be vacated, modified or corrected only upon the grounds specified in the Federal Arbitration Act. The parties consent to the jurisdiction of the above-specified Court for the enforcement of these provisions, the entry of judgment on any ward, and the vacatur, modification and correction of any award as above specified. In the event such court lacks jurisdiction, then any court having jurisdiction of this matter may enter judgment upon any award and provide the same relief, and undertake the same review, as specified herein.

         g. Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

         h. EACH PARTY HERETO WAIVES ITS RIGHTS TO A TRIAL OF ANY ISSUED BY
JURY.

         i. EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES FROM THE OTHER.

         j. EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL DAMAGES FROM THE OTHER UNLESS (1) THE FORESEEABILITY OF SUCH DAMAGES AT THE TIME OF THE CONTRACT AND (2) THE AMOUNT OF SUCH DAMAGES ARE PROVEN BY CLEAR AND CONVINCING EVIDENCE.